EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

For Tender of Any and All Unregistered and Outstanding
€325,000,000 9.50% Senior Notes due 2010,
in Exchange for
€325,000,000 9.50% Senior Notes due 2010,
Which Have Been Registered Under the
Securities Act of 1933, as Amended
of
VIVENDI UNIVERSAL S.A.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of unregistered and outstanding €325,000,000 9.50% Senior Notes due 2010, (the “Outstanding Notes”) of Vivendi Universal, S.A., a société anonyme organized under the laws of the Republic of France (the “Company”), who wish to tender their Outstanding Notes pursuant to the exchange offer described in the prospectus dated                     , 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) and (a) whose certificates for the Outstanding Notes are not immediately available, (b) who cannot deliver their Outstanding Notes, a Letter of Transmittal and all other required documents to The Bank of New York (the “Exchange Agent”) or (c) who cannot complete the procedures for book-entry transfer prior to 5:00 p.m., London time (12:00 noon, New York City time), on                     , 2003 or such later date and time to which the exchange offer may be extended (the “Expiration Date”).

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

THE BANK OF NEW YORK

By Registered Mail, Hand Delivery or Overnight Courier:

The Bank of New York

Lower Ground Floor
30 Cannon Street,
London
EC4M 6XH
Attention: Julie McCarthy
By Facsimile:
011 44 207 964-6369 or
011 44 207 964-7294
Confirm by Telephone:
011 44 207 964-7235

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in “The Exchange Offer — Procedures for Tendering Outstanding Notes — Guaranteed Delivery” in the Prospectus and in the instructions to the Letter of Transmittal.

Name(s) of Registered Holder(s):

(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

Account Number:

Date:

Certificate No(s). (if available):

Principal Amount of Outstanding Notes Tendered*

*	Must be an integral multiple of €1,000 in principal amount.

GUARANTEE OF DELIVERY

(not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the Exchange Agent’s account at the book-entry transfer facility of Euroclear Bank S.A./N.V. or Clearstream Banking, S.A. (the “Book-Entry Transfer Facility”)) with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message, in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility) and the Letter of Transmittal to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such institution.

Name of Firm:

Authorized Signature:

Address:

Name:

(Please Print or Type)

Title:

Area Code and Telephone No.:

Dated: